Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Intermediate Term Series--244, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-56363 of our opinion dated January 18, 2001 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 7, 2001